Exhibit 99.1
Great Western Bancorp, Inc. Announces Earnings for Second Quarter Fiscal Year 2020
Highlights for the Second Quarter of Fiscal Year 2020 (all quarterly comparisons in this document refer to the first quarter of fiscal year 2020, except as noted)
•Net loss of $740.6 million, or $(13.25) per diluted share, compared to net income of $43.3 million, or $0.77 per diluted share
•Adjusted net income1, which excludes the nonrecurring COVID-19 pandemic impact on goodwill, certain intangible assets and credit and other related charges, was $29.1 million, or $0.52 per diluted share, for the quarter and $72.4 million, or $1.29 per diluted share, for the first six months of 2020
•Capital ratios remain strong with Tier 1 and total capital being 11.3% and 12.9%, respectively, as of March 31, 2020, compared to 12.0% and 13.0% as of December 31, 2019
•With the many uncertainties of the COVID-19 pandemic, the Board of Directors has determined to reduce the regular quarterly dividend for March 31, 2020 to $0.15 per share
•Net interest margin decreased 9 basis points to 3.59% while adjusted net interest margin1, 2 decreased 10 basis points to 3.55%
•Credit quality metrics remained mostly stable as substandard loans decreased $12.4 million, watch loans increased $4.0 million, and net charge-offs were 0.36% of average total loans on an annualized basis
Sioux Falls, SD - April 30, 2020 - Great Western Bancorp, Inc. (NYSE: GWB) today reported net loss of $740.6 million, or $(13.25) per diluted share, for the second quarter of fiscal year 2020, compared to net income of $43.3 million, or $0.77 per diluted share, for the first quarter of fiscal year 2020. Adjusted net income1 which excludes the COVID-19 pandemic impact on goodwill, intangible assets and credit and other related charges, was $29.1 million, or $0.52 per diluted share, compared to $43.3 million, or $0.77 per diluted share.
"While my first few weeks have coincided with the COVID-19 pandemic, I am excited to be a part of Great Western Bank. This unprecedented time has allowed me the opportunity to see the organization's strength and the team's commitment to supporting our customer base as well as ensuring the wellness and safety of our employees," said Mark Borrecco, President and Chief Executive Officer. "We believe our stable capital position along with specific actions to address the COVID-19 impact to goodwill valuation as well as our loan loss reserves appropriately reflect the current environment."
Impact and Response to COVID-19 Pandemic
Through this time of disruption we have remained open for business supporting our customers while implementing our business continuity plan to mitigate the risks of the spread of COVID-19 to our employees and customers. As of April 24th, we have more than 750 employees working remotely from home with those still in the office appropriately spaced, 97% of our branches open with limited access, increased functionality of ATM, online banking and mobile channels, and processed 2,300 applications approved for Paycheck Protection Program loans totaling over $600.0 million. We have also taken such other actions as social distancing, restrictions on in-person meetings and conferences, Company travel restrictions and increased sanitary protocols. We believe these actions offer the best protection for our employees and customers, an enhance our ability to continue providing our banking services.
Financial results this quarter included several items linked to the impact of the COVID-19 pandemic. Most significantly, we recognized an impairment included in noninterest expense of $742.4 million, of which $622.4 million stemmed from goodwill related to the acquisition of Great Western Bank in 2008 by National Australia Bank, $118.2 million from goodwill related to subsequent acquisitions and $1.8 million from certain intangible assets, which were considered impaired given the market and valuation disruption during the quarter. The expense was offset in part by a related benefit from income taxes of $29.3 million.
In addition, the COVID-19 impacts included $73.8 million in several credit and other related charges for loan and other real estate reserves, including a $59.7 million charge for collectively evaluated allowance increases in provision expense under the incurred loss model, $7.1 million and $3.3 million of charges for fair value credit risk and derivative reserves in noninterest income, respectively, a $3.3 million write down on an OREO hotel property negatively impacted by COVID-19 pandemic travel restrictions, and $0.4 million of charges for the reserve on unfunded commitments in noninterest expenses. All of these pretax expenses are offset in part by a related benefit from income taxes of $17.2 million. See also the "Non-GAAP Financial Measures and Reconciliation" section in this document for further discussion of the above items.
————————————————————————————————————————————————————1 This is a non-GAAP financial measure management believes is helpful to understanding trends in the business that may not be fully apparent based only on the most comparable GAAP financial measure. Further information on this financial measure and a reconciliation to the most comparable GAAP financial measure is provided at the end of this release.
2 All references to net interest income and net interest margin are presented on a fully-tax equivalent basis unless otherwise noted.
1-

Exhibit 99.1
Capital
Tier 1 and total capital ratios were 11.3% and 12.9%, respectively, as of March 31, 2020, compared to 12.0% and 13.0% as of December 31, 2019. The common equity tier 1 capital ratio and tier 1 leverage ratio were 10.6% and 9.2%, respectively, as of March 31, 2020, compared to 11.3% and 10.4% as of December 31, 2019. All regulatory capital ratios remain above regulatory minimums to be considered "well capitalized."
During the quarter, $40.0 million was deployed to repurchase and retire approximately 1.4 million shares of Company's common stock under the repurchase program authorized by the Board of Directors at an average price of $29.45. These purchases occurred prior to the onset of the COVID-19 pandemic. In early March 2020, the Company determined to indefinitely suspend additional buybacks within its remaining authorization to support the Federal Reserve Board in actions taken to moderate the impact of COVID-19 by maintaining strong capital levels and liquidity to support customers and other stakeholders.
With the many uncertainties of the COVID-19 pandemic, including the full impacts on the future financial results and operations of the Company, the Board of Directors has determined to reduce its regular quarterly dividend for the quarter ending March 31, 2020 to $0.15 per common share. The reduced dividend will help strengthen the Company's balance sheet and liquidity in light of the uncertainty surrounding the COVID-19 pandemic. The dividend will be payable on May 29, 2020 to stockholders of record as of close of business on May 15, 2020. The aggregate dividend payment will be approximately $8.3 million. The Board of Directors will continue to evaluate the impacts of the COVID-19 pandemic and the appropriateness of declaring future dividends throughout the year.
Net Interest Income and Net Interest Margin2
Net interest income was $103.5 million, a decrease of $3.2 million, or 3.0%. Interest-earning assets were higher for the quarter, while a decline in loan and securities yields were outpaced by a decline in deposit and funding yields, particularly in the last month of the quarter following the Federal Reserve's emergency rate cutting of 150 basis points, leading to a lower net interest margin.
Net interest margin was 3.59% and 3.68% for the quarters ended March 31, 2020 and December 31, 2019, respectively. Adjusted net interest margin1, which adjusts for the realized gain (loss) on interest rate swaps, was 3.55% and 3.65%, respectively, for the same periods. Deposit yields decreased 11 basis points, while securities and loan yields decreased 11 and 17 basis points, respectively, reflecting the impact of several weeks of those volumes repricing following the emergency rate cuts discussed previously.
Total loans outstanding were $9.69 billion as of March 31, 2020, an increase of $67.1 million, or 0.7%. The increase in loans during the quarter was mainly attributable to the CRE segment of the portfolio, which increased $138.1 million, a $22.8 million increase in the commercial non-real estate segment, combined with a reduction in the agriculture segment of $98.9 million. The increase in the CRE segment of the portfolio was attributable to growth from construction drawdowns and new relationships across the footprint and a $35.5 million increase in fair value of loans the Company held at fair value due to a decline in interest rates during the quarter. The increase in the commercial non-real estate segment was due to increased activity in warehouse mortgage lending to independent mortgage originators, while the decrease in the agriculture segment was due largely to a seasonal decrease related to customer tax planning and a number of relationships refinanced elsewhere.
Total deposits were $10.18 billion as of March 31, 2020, an increase of $90.6 million, or 0.9%, due to an increase of $122.1 million in consumer and $60.4 million in business checking and savings deposits along with a $87.7 million increase in competitively priced brokered deposits, largely offset with a $199.1 million decrease in time deposits. Interest-bearing deposits were $8.21 billion, a 1.8% increase, and noninterest-bearing deposits were $1.97 billion, a 2.8% decrease.
Provision for Loan and Lease Losses and Asset Quality
While "Substandard" and "Watch" loan categorizations have remained relatively stable, we have substantially increased our allowance for loan and lease losses ("ALLL") by $63.2 million, or 86.8%, to reflect increased levels of incurred losses related to the COVID-19 outbreak. The ALLL to total loans increased to 1.40% as of March 31, 2020 from 0.76% as of December 31, 2019.
Provision for loan and lease losses was $71.8 million, an increase of $63.7 million. This increase did not contemplate the potential impact of CECL implementation, which is effective for the Company October 1, 2020. Net charge-offs were $8.6 million, or 0.36% of average total loans on an annualized basis, with the majority of net charge-offs concentrated in the commercial non-real estate and CRE segments of the loan portfolio.
Included within total loans are approximately $792.1 million of loans for which management has elected the fair value option. These loans are excluded from the ALLL process, but management has estimated that approximately $16.7 million of the fair value adjustment for these loans relates to credit risk, or 0.17% of total loans. Finally, total purchase discount remaining on all acquired loans equates to 0.11% of total loans.
2-

Exhibit 99.1
Loans graded "Watch" increased $4.0 million, or 1.0%, to $420.3 million, while loans graded "Substandard" decreased $12.4 million, or 1.9%, to $627.7 million. The decrease in loans graded "Substandard" was primarily due to paydowns of several agriculture and commercial loans along with a number of upgrades, all outpacing a more normalized number of downgrades to substandard. Nonaccrual loans were $213.1 million as of March 31, 2020, representing an increase of $57.0 million, or 36.5%, driven by a small number of relationships in healthcare and agriculture industries as they progress through the workout process. Total other repossessed property balances were $27.3 million as of March 31, 2020, a decrease of $12.2 million, or 30.9%.
A summary of total credit-related charges incurred during the current and comparable six month periods and current, previous and comparable quarters is presented below:

GREAT WESTERN BANCORP, INC.
Summary of Credit-Related Charges (Unaudited)

		For the six months ended:		For the three months ended:
Item	Included within F/S Line Item(s):	March 31, 2020	March 31, 2019	March 31, 2020	December 31, 2019	March 31, 2019
		(dollars in thousands)
Pre-COVID-19 pandemic related
Provision for loan and lease losses	Provision for loan and lease losses	$20,186	$12,888	$12,083	$8,103	$7,673
Net other repossessed property charges	Net loss on repossessed property and other related expenses	2,719	3,467	2,377	342	404
Net reversal of interest income on nonaccrual loans	Interest income on loans	3,094	296	1,088	2,006	337
Loan fair value adjustment related to credit	Net decrease (increase) in fair value of loans at fair value	5,557	762	3,423	2,134	(422)
Subtotal pre-COVID-19 pandemic related		$31,556	$17,413	$18,971	$12,585	$7,992
COVID-19 pandemic related
Provision for loan and lease losses	Provision for loan and lease losses	$59,712	$—	$59,712	$—	$—
Net other repossessed property charges	Net loss on repossessed property and other related expenses	3,314	—	3,314	—	—
Net reversal of interest income on nonaccrual loans	Interest income on loans	—	—	—	—	—
Loan fair value adjustment related to credit	Net decrease (increase) in fair value of loans at fair value	7,100	—	7,100	—	—
Subtotal COVID-19 pandemic related		70,126	—	70,126	—	—
Total credit-related charges		$101,682	$17,413	$89,097	$12,585	$7,992
In determining the credit related charges attributable to the COVID-19 pandemic, we considered the impact upon our loan portfolio. Industries such as oil & energy, hotels & resorts, restaurants, retail malls, airlines and others have been cited as being at risk for significant revenue loss. Within our portfolio at March 31, 2020, $1.14 billion, or 11.8% relates to hotels & resorts, $109.8 million, or 1.1% relates to restaurants, with exposure in such other identified industries being immaterial. At this time it is difficult to determine ultimate impact upon our portfolio, but we are of the view the credit-related adjustments reflect the best estimate of incurred losses in our portfolio as of March 31, 2020.
Noninterest Income
Noninterest loss was $0.1 million, a decrease of $15.8 million. Included within noninterest income for the current quarter is $14.7 million in net loss related to the change in fair value of loans for which the Company has elected the fair value option and the net realized and unrealized gain (loss) of the related derivatives, $10.4 million of which was related to the COVID-19 pandemic impact on loan fair value adjustment related to credit. Excluding this item, remaining noninterest income was $14.6 million for the quarter, compared to $17.2 million, a decrease of $2.6 million primarily related to lower deposit revenue and interchange revenue from seasonal declines combined with further declines in transaction activity from COVID-19 pandemic impacts.
Noninterest Expense
Total noninterest expense was $808.5 million, an increase of $751.5 million. Included within this amount is goodwill impairment of $740.6 million, intangible assets impairment of $1.8 million, and the COVID-19 pandemic credit related charges of a $3.3 million charge for one OREO property negatively impacted by COVID-19 travel restrictions and $0.4 million increase in reserve for unfunded commitments. Excluding these items, noninterest expense was $62.3 million for the quarter, compared to $56.9 million, an increase of $5.4 million, or 9.5%. The remaining increase was driven by an increase in salaries and employee benefits related to annual merit increases effective in January, a one-time bonus payment to retail staff of $0.5 million and elevated legal and administrative costs on OREO assets.
The efficiency ratio1 was 63.5%, an increase from 46.2%, mainly due to due to the decrease in net revenues attributable to emergency rate cuts and decreased deposit service charges from lower account activity combined with increased expense results from both one-off and recurring costs.
3-

Exhibit 99.1
Provision for Income Taxes
The benefit from income taxes for the quarter ended March 31, 2020 was $37.7 million, reflecting an effective tax rate of 4.8%, compared to 22.5% in the prior quarter. The substantial drop in the effective tax rate was due to the COVID-19 pandemic impact on goodwill and intangible assets impairment and provision for loan and lease losses this quarter. A sizable portion of the goodwill impairment was related to non-tax-deductible goodwill for which no tax benefit was recorded. Excluding the COVID-19 pandemic related goodwill and intangible assets impairment and additional provision for loan and lease losses, the effective tax rate would have been 23.3% for the current quarter.
Business Outlook
"We understand many hard-working individuals and families are facing financial hardship due to the COVID-19 pandemic. Making Life Great now takes on a new, but very relevant meaning for our clients and our communities," added Borrecco. "We will continue to focus on measures that reflect this environment, such as increasing loan loss reserve adequacy, securing additional liquidity to support customers, as well as fortifying the foundations of the Bank to ensure we are prepared for the impact caused by this pandemic."
Conference Call
Great Western Bancorp, Inc. will host a conference call to discuss its financial results for the second quarter of fiscal year 2020 on Thursday, April 30, 2020 at 7:30 AM (CT). The call can be accessed by dialing (855) 238-8837 approximately 10 minutes prior to the start time. Please ask to be joined into the Great Western Bancorp, Inc. (GWB) call. International callers should dial (412) 542-4114. The call will also be broadcast live over the Internet and can be accessed in the Investor Relations section of Great Western’s website at www.greatwesternbank.com. A replay will be available beginning one hour following the conference call and ending on May 14, 2020. To access the replay, dial (877) 344-7529 (U.S.) and use conference ID 10141770 International callers should dial (412) 317-0088 and enter the same conference ID number.
About Great Western Bancorp, Inc.
Great Western Bancorp, Inc. is the holding company for Great Western Bank, a full-service regional bank focused on relationship-based business and agribusiness banking. Great Western Bank offers small and mid-sized businesses a focused suite of financial products and a range of deposit and loan products to retail customers through several channels, including the branch network, online banking system, mobile banking applications and customer care centers. The bank services its customers through more than 170 branches in nine states: Arizona, Colorado, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota and South Dakota. To learn more about Great Western Bank visit www.greatwesternbank.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western Bancorp, Inc.’s expectations, beliefs, plans, strategies, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “views,” “intends” and similar words or phrases. In particular, the statements included in this press release concerning Great Western Bancorp, Inc.’s expected performance and strategy, strategies for managing troubled loans, the impact on the business arising from the COVID-19 outbreak and the interest rate environment are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this press release are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and "Cautionary Note Regarding Forward-Looking Statements" in Great Western Bancorp, Inc.’s Annual Report on Form 10-K for the most recently ended fiscal year, Form 10-Q for the quarter ended December 31, 2019 and in other periodic filings with the Securities and Exchange Commission. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western Bancorp, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.
4-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Financial Data (Unaudited)

	At and for the six months ended:		At and for the three months ended:
	March 31, 2020	March 31, 2019	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(dollars in thousands, except share and per share amounts)
Operating Data:
Interest income (FTE)	$259,817	$268,879	$126,757	$133,060	$140,257	$139,623	$135,328
Interest expense	49,624	57,578	23,260	26,364	32,061	32,570	30,411
Noninterest income	15,650	34,943	(83)	15,733	15,023	10,766	18,223
Noninterest expense	865,383	113,686	808,453	56,930	55,212	56,000	56,580
Provision for loan and lease losses	79,898	12,888	71,795	8,103	1,982	26,077	7,673
Net income	(697,344)	90,297	(740,618)	43,274	50,285	26,783	44,511
Adjusted net income ¹	$72,354	$90,297	$29,080	$43,274	$50,285	$26,783	$44,511
Common shares outstanding	55,013,928	56,938,435	55,013,928	56,382,915	56,283,659	56,939,032	56,938,435
Weighted average diluted common shares outstanding	56,141,816	57,556,984	55,906,002	56,457,967	56,804,172	57,110,103	57,074,674
Earnings per common share - diluted	$(12.42)	$1.57	$(13.25)	$0.77	$0.89	$0.47	$0.78
Adjusted earnings per common share - diluted ¹	$1.29	$1.57	$0.52	$0.77	$0.89	$0.47	$0.78
Performance Ratios:
Net interest margin (FTE) ¹ ²	3.63%	3.78%	3.59%	3.68%	3.70%	3.70%	3.75%
Adjusted net interest margin (FTE) ¹ ²	3.60%	3.79%	3.55%	3.65%	3.69%	3.71%	3.76%
Return on average total assets ²	(10.86)%	1.46%	(23.16)%	1.34%	1.55%	0.84%	1.44%
Return on average common equity ²	(72.9)%	10.0%	(155.3)%	9.0%	10.6%	5.8%	9.9%
Return on average tangible common equity ¹ ²	2.8%	17.0%	(9.3)%	15.0%	17.6%	9.7%	16.9%
Efficiency ratio ¹	54.1%	45.8%	63.5%	46.2%	44.5%	47.2%	45.6%
Capital:
Tier 1 capital ratio	11.3%	11.4%	11.3%	12.0%	11.7%	11.3%	11.4%
Total capital ratio	12.9%	12.4%	12.9%	13.0%	12.7%	12.4%	12.4%
Tier 1 leverage ratio	9.2%	10.2%	9.2%	10.4%	10.1%	10.0%	10.2%
Common equity tier 1 ratio	10.6%	10.7%	10.6%	11.3%	11.0%	10.6%	10.7%
Tangible common equity / tangible assets ¹	9.3%	9.2%	9.3%	9.7%	9.6%	9.3%	9.2%
Book value per share - GAAP	$20.97	$32.53	$20.97	$34.06	$33.76	$33.04	$32.53
Tangible book value per share ¹	$20.84	$19.43	$20.84	$20.77	$20.52	$19.94	$19.43
Asset Quality:
Nonaccrual loans	$213,075	$121,616	$213,075	$156,113	$107,191	$118,060	$121,616
Other repossessed property	$27,289	$32,450	$27,289	$39,490	$36,764	$36,393	$32,450
Nonaccrual loans / total loans	2.20%	1.24%	2.20%	1.62%	1.10%	1.19%	1.24%
Net charge-offs (recoveries)	$14,722	$9,425	$8,626	$6,096	$7,754	$17,534	$5,863
Net charge-offs (recoveries) / average total loans ²	0.31%	0.20%	0.36%	0.25%	0.31%	0.72%	0.25%
Allowance for loan and lease losses / total loans	1.40%	0.70%	1.40%	0.76%	0.73%	0.77%	0.70%
Watch-rated loans	$420,252	$301,099	$420,252	$416,259	$405,549	$220,883	$301,099
Substandard loans	$627,720	$258,946	$627,720	$640,121	$472,497	$475,999	$258,946

[1] This is a non-GAAP financial measure management believes is helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measure and reconciliation to the most comparable GAAP measure.

[2] Annualized for all partial-year periods.

5-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Income Statement (Unaudited)

	At and for the six months ended:		At and for the three months ended:
	March 31, 2020	March 31, 2019	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(dollars in thousands)
Interest income
Loans	$232,787	$245,763	$113,356	$119,431	$126,779	$126,392	$123,432
Investment securities	22,827	19,145	11,329	11,498	10,935	11,430	9,957
Federal funds sold and other	1,166	1,039	558	608	1,056	377	497
Total interest income	256,780	265,947	125,243	131,537	138,770	138,199	133,886
Interest expense
Deposits	40,807	50,892	18,867	21,940	27,211	28,615	27,098
FHLB advances and other borrowings	6,268	3,926	3,155	3,113	3,487	2,538	1,923
Subordinated debentures and subordinated notes payable	2,549	2,760	1,238	1,311	1,363	1,417	1,390
Total interest expense	49,624	57,578	23,260	26,364	32,061	32,570	30,411
Net interest income	207,156	208,369	101,983	105,173	106,709	105,629	103,475
Provision for loan and lease losses	79,898	12,888	71,795	8,103	1,982	26,077	7,673
Net interest income after provision for loan and lease losses	127,258	195,481	30,188	97,070	104,727	79,552	95,802
Noninterest income
Service charges and other fees	20,597	21,897	9,188	11,409	11,674	10,321	10,209
Wealth management fees	6,086	4,358	3,122	2,964	2,322	2,234	2,117
Mortgage banking income, net	2,757	2,311	1,145	1,612	1,482	1,055	991
Net gain (loss) on sale of securities	—	(513)	—	—	13	322	—
Net increase (decrease) in fair value of loans at fair value	20,608	33,234	35,541	(14,933)	11,749	16,429	14,018
Net realized and unrealized (loss) gain on derivatives	(36,698)	(29,348)	(50,214)	13,516	(13,191)	(20,904)	(11,032)
Other	2,300	3,004	1,135	1,165	974	1,309	1,920
Total noninterest income	15,650	34,943	(83)	15,733	15,023	10,766	18,223
Noninterest expense
Salaries and employee benefits	73,217	69,307	37,312	35,905	33,099	33,899	34,537
Data processing and communication	11,896	11,242	6,123	5,773	6,602	6,234	5,964
Occupancy and equipment	10,690	10,665	5,597	5,093	5,185	4,934	5,539
Professional fees	9,027	7,258	5,263	3,764	3,398	3,923	3,970
Advertising	1,823	2,154	958	865	1,194	1,145	1,216
Net loss on repossessed property and other related expenses	6,033	3,467	5,691	342	305	595	404
Goodwill and intangible assets impairment	742,352	—	742,352	—	—	—	—
Other	10,345	9,593	5,157	5,188	5,429	5,270	4,950
Total noninterest expense	865,383	113,686	808,453	56,930	55,212	56,000	56,580
(Loss) income before income taxes	(722,475)	116,738	(778,348)	55,873	64,538	34,318	57,445
(Benefit from) provision for income taxes	(25,131)	26,441	(37,730)	12,599	14,253	7,535	12,934
Net (loss) income	$(697,344)	$90,297	$(740,618)	$43,274	$50,285	$26,783	$44,511

6-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Summarized Consolidated Balance Sheet (Unaudited)

	As of
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(dollars in thousands)
Assets
Cash and cash equivalents	$347,486	$247,421	$243,474	$225,356	$282,638
Investment securities	1,990,027	1,904,291	1,783,208	1,799,430	1,763,305
Total loans	9,693,295	9,626,224	9,706,763	9,886,971	9,770,911
Allowance for loan and lease losses	(135,950)	(72,781)	(70,774)	(76,546)	(68,003)
Loans, net	9,557,345	9,553,443	9,635,989	9,810,425	9,702,908
Goodwill	—	740,562	739,023	739,023	739,023
Other assets	492,950	405,948	386,607	380,662	342,288
Total assets	$12,387,808	$12,851,665	$12,788,301	$12,954,896	$12,830,162
Liabilities and stockholders' equity
Noninterest-bearing deposits	$1,973,629	$2,029,872	$1,956,025	$1,936,986	$1,824,507
Interest-bearing deposits	8,205,486	8,058,656	8,344,314	8,298,958	8,643,876
Total deposits	10,179,115	10,088,528	10,300,339	10,235,944	10,468,383
Securities sold under agreements to repurchase	64,809	66,289	68,992	56,925	62,537
FHLB advances and other borrowings	800,000	575,000	340,000	605,000	275,000
Other liabilities	190,420	201,179	178,721	175,899	171,848
Total liabilities	11,234,344	10,930,996	10,888,052	11,073,768	10,977,768
Stockholders' equity	1,153,464	1,920,669	1,900,249	1,881,128	1,852,394
Total liabilities and stockholders' equity	$12,387,808	$12,851,665	$12,788,301	$12,954,896	$12,830,162

GREAT WESTERN BANCORP, INC.
Loan Portfolio Summary (Unaudited)

	As of			Fiscal year-to-date:
	March 31, 2020	December 31, 2019	September 30, 2019	Change ($)	Change (%)
	(dollars in thousands)
Construction and development	$434,264	$496,156	$463,757	$(29,493)	(6.4)%
Owner-occupied CRE	1,414,476	1,380,773	1,411,199	3,277	0.2%
Non-owner-occupied CRE	2,910,516	2,827,484	2,853,131	57,385	2.0%
Multifamily residential real estate	463,563	380,301	364,323	99,240	27.2%
Commercial real estate	5,222,819	5,084,714	5,092,410	130,409	2.6%
Agriculture	1,881,792	1,980,678	2,008,644	(126,852)	(6.3)%
Commercial non-real estate	1,699,197	1,676,426	1,719,956	(20,759)	(1.2)%
Residential real estate	820,759	811,735	812,208	8,551	1.1%
Consumer	52,640	50,697	51,925	715	1.4%
Other ¹	39,908	46,875	47,541	(7,633)	(16.1)%
Total unpaid principal balance	9,717,115	9,651,125	9,732,684	(15,569)	(0.2)%
Less: Unamortized discount on acquired loans and unearned net deferred fees and costs and loans in process	(23,820)	(24,901)	(25,921)	2,101	(8.1)%
Total loans	$9,693,295	$9,626,224	$9,706,763	$(13,468)	(0.1)%
[1] Other loans primarily include consumer and commercial credit cards, customer deposit account overdrafts, and lease receivables.

7-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)

	Three Months Ended
	March 31, 2020			December 31, 2019			March 31, 2019
	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹
	(dollars in thousands)
Assets
Interest-bearing bank deposits ²	$56,883	$558	3.95%	$32,803	$608	7.37%	$63,546	$497	3.17%
Investment securities	1,987,045	11,329	2.29%	1,904,350	11,498	2.40%	1,603,038	9,957	2.52%
Non-ASC 310-30 loans, net ³	9,496,153	113,484	4.81%	9,554,161	119,232	4.96%	9,615,096	122,970	5.19%
ASC 310-30 loans, net	50,372	1,386	11.07%	52,296	1,722	13.10%	63,879	1,904	12.09%
Loans, net	9,546,525	114,870	4.84%	9,606,457	120,954	5.01%	9,678,975	124,874	5.23%
Total interest-earning assets	11,590,453	126,757	4.40%	11,543,610	133,060	4.59%	11,345,559	135,328	4.84%
Noninterest-earning assets	1,273,143			1,267,983			1,186,286
Total assets	$12,863,596	$126,757	3.96%	$12,811,593	$133,060	4.13%	$12,531,845	$135,328	4.38%
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$1,942,686			$1,977,084			$1,800,307
Interest-bearing deposits	6,473,524	$12,083	0.75%	6,306,861	$13,373	0.84%	6,363,730	$17,865	1.14%
Time deposits	1,686,977	6,784	1.62%	1,847,954	8,567	1.84%	2,039,208	9,233	1.84%
Total deposits	10,103,187	18,867	0.75%	10,131,899	21,940	0.86%	10,203,245	27,098	1.08%
Securities sold under agreements to repurchase	56,369	24	0.17%	66,527	31	0.19%	63,237	43	0.28%
FHLB advances and other borrowings	581,834	3,131	2.16%	497,034	3,082	2.47%	264,347	1,880	2.88%
Subordinated debentures and subordinated notes payable	108,714	1,238	4.58%	108,663	1,311	4.80%	108,522	1,390	5.19%
Total borrowings	746,917	4,393	2.37%	672,224	4,424	2.62%	436,106	3,313	3.08%
Total interest-bearing liabilities	10,850,104	$23,260	0.86%	10,804,123	$26,364	0.97%	10,639,351	$30,411	1.16%
Noninterest-bearing liabilities	95,457			98,951			69,554
Stockholders' equity	1,918,035			1,908,519			1,822,940
Total liabilities and stockholders' equity	$12,863,596			$12,811,593			$12,531,845
Net interest spread			3.10%			3.16%			3.22%
Net interest income and net interest margin (FTE)		$103,497	3.59%		$106,696	3.68%		$104,917	3.75%
Less: Tax equivalent adjustment		1,514			1,523			1,442
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$101,983	3.54%		$105,173	3.62%		$103,475	3.70%
[1] Annualized for all partial-year periods.
[2] Interest income includes $0.4 million and $0.1 million for the second quarter of fiscal years 2020 and 2019, respectively, resulting from interest earned on derivative collateral included in other assets on the consolidated balance sheets.

[3] Interest income includes $0.4 million and $0.4 million for the second quarter of fiscal years 2020 and 2019, respectively, resulting from accretion of purchase accounting discount associated with acquired loans.

8-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)

	Six Months Ended
	March 31, 2020			March 31, 2019
	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹
	(dollars in thousands)
Assets
Interest-bearing bank deposits ²	$44,843	$1,166	5.20%	$77,663	$1,039	2.68%
Investment securities	1,945,698	22,827	2.35%	1,547,161	19,145	2.48%
Non-ASC 310-30 loans, net ³	9,525,157	232,716	4.89%	9,525,498	244,821	5.15%
ASC 310-30 loans, net	51,334	3,108	12.11%	65,857	3,874	11.80%
Loans, net	9,576,491	235,824	4.93%	9,591,355	248,695	5.20%
Total interest-earning assets	11,567,032	259,817	4.49%	11,216,179	268,879	4.81%
Noninterest-earning assets	1,270,562			1,186,554
Total assets	$12,837,594	$259,817	4.05%	$12,402,733	$268,879	4.35%
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$1,959,885			$1,831,877
Interest-bearing deposits	6,390,193	$25,456	0.80%	6,257,167	$33,601	1.08%
Time deposits	1,767,465	15,351	1.74%	1,988,251	17,291	1.74%
Total deposits	10,117,543	40,807	0.81%	10,077,295	50,892	1.01%
Securities sold under agreements to repurchase	61,448	55	0.18%	71,543	99	0.28%
FHLB advances and other borrowings	539,434	6,213	2.30%	253,421	3,827	3.03%
Subordinated debentures and subordinated notes payable	108,688	2,549	4.69%	108,503	2,760	5.10%
Total borrowings	709,570	8,817	2.49%	433,467	6,686	3.09%
Total interest-bearing liabilities	10,827,113	$49,624	0.92%	10,510,762	$57,578	1.10%
Noninterest-bearing liabilities	97,204			71,975
Stockholders' equity	1,913,277			1,819,996
Total liabilities and stockholders' equity	$12,837,594			$12,402,733
Net interest spread			3.13%			3.25%
Net interest income and net interest margin (FTE)		$210,193	3.63%		$211,301	3.78%
Less: Tax equivalent adjustment		3,037			2,932
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$207,156	3.58%		$208,369	3.73%
[1] Annualized for all partial-year periods.
[2] Interest income includes $0.8 million and $0.1 million for the first six months of fiscal years 2020 and 2019, respectively, resulting from interest earned on derivative collateral included in other assets on the consolidated balance sheets.

[3] Interest income includes $1.0 million and $0.7 million for the first six months of fiscal years 2020 and 2019, respectively, resulting from accretion of purchase accounting discount associated with acquired loans.

Non-GAAP Financial Measures and Reconciliation
We rely on certain non-GAAP financial measures in making financial and operational decisions about our business. We believe that each of the non-GAAP financial measures presented is helpful in highlighting trends in our business, financial condition and results of operations which might not otherwise be apparent when relying solely on our financial results calculated in accordance with U.S. GAAP. We disclose net interest income and related ratios and analysis on a taxable-equivalent basis, which may also be considered non-GAAP financial measures. We believe this presentation to be the preferred industry measurement of net interest income as it provides a relevant comparison of net interest income arising from taxable and tax-exempt sources. In addition, certain performance measures, including the efficiency ratio and net interest margin utilize net interest income on a taxable-equivalent basis.
In particular, we evaluate our profitability and performance based on our adjusted net income, adjusted earnings per common share, tangible net income and return on average tangible common equity. Our adjusted net income and adjusted earnings per common share exclude the after-tax effect of items with a significant impact to net income that we do not believe to be recurring in nature, (e.g., one-time acquisition expenses as well as the COVID-19 impact on credit and other related charges and the impairment of goodwill and certain intangible assets). Our tangible net income and return on average tangible common equity exclude the effects of amortization expense relating to intangible assets and related tax effects from the acquisition of us by National Australia Bank Limited ("NAB") and our acquisitions of other institutions. We believe these measures help highlight trends associated with our financial condition and results of operations by providing net income and return information excluding significant nonrecurring items (for adjusted net income and adjusted earnings per common share) and based on our cash payments and receipts during the applicable period (for tangible net income and return on average tangible common equity).
9-

Exhibit 99.1
We also evaluate our profitability and performance based on our adjusted net interest income, adjusted net interest margin, adjusted interest income on non-ASC 310-30 loans and adjusted yield on non-ASC 310-30 loans. We adjust each of these four measures to include the current realized gain (loss) of derivatives we use to manage interest rate risk on certain of our loans, which we believe economically offsets the interest income earned on the loans. Similarly, we evaluate our operational efficiency based on our efficiency ratio, which excludes the effect of amortization of core deposit and other intangibles (a non-cash expense item) and includes the tax benefit associated with our tax-advantaged loans.
We evaluate our financial condition based on the ratio of our tangible common equity to our tangible assets and the ratio of our tangible common equity to common shares outstanding. Our calculation of this ratio excludes the effect of our goodwill and other intangible assets. We believe this measure is helpful in highlighting the common equity component of our capital and because of its focus by federal bank regulators when reviewing the health and strength of financial institutions in recent years and when considering regulatory approvals for certain actions, including capital actions. We also believe the ratio of our tangible common equity to common shares outstanding is helpful in understanding our stockholders’ relative ownership position as we undertake various actions to issue and retire common shares outstanding.
Reconciliations for each of these non-GAAP financial measures to the closest GAAP financial measures are included in the tables below. Each of the non-GAAP financial measures presented should be considered in context with our GAAP financial results included in this release.

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At and for the six months ended:		At and for the three months ended:
	March 31, 2020	March 31, 2019	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(dollars in thousands except share and per share amounts)
Adjusted net income and adjusted earnings per common share:
Net (loss) income - GAAP	$(697,344)	$90,297	$(740,618)	$43,274	$50,285	$26,783	$44,511
Add: COVID-19 related impairment of goodwill and certain intangible assets, net of tax	713,013	—	713,013	—	—	—	—
Add: COVID-19 impact on credit and other related charges, net of tax	56,685	—	56,685	—	—	—	—
Adjusted net income	$72,354	$90,297	$29,080	$43,274	$50,285	$26,783	$44,511

Weighted average diluted common shares outstanding	56,141,816	57,556,984	55,906,002	56,457,967	56,804,172	57,110,103	57,074,674
Earnings per common share - diluted	$(12.42)	$1.57	$(13.25)	$0.77	$0.89	$0.47	$0.78
Adjusted earnings per common share - diluted	$1.29	$1.57	$0.52	$0.77	$0.89	$0.47	$0.78

Tangible net income and return on average tangible common equity:
Net (loss) income - GAAP	$(697,344)	$90,297	$(740,618)	$43,274	$50,285	$26,783	$44,511
Add: Amortization of intangible assets and COVID-19 related impairment of goodwill and certain intangible assets, net of tax	713,817	687	713,440	377	315	335	343
Tangible net income	$16,473	$90,984	$(27,178)	$43,651	$50,600	$27,118	$44,854

Average common equity	$1,913,277	$1,819,996	$1,918,035	$1,908,519	$1,885,785	$1,864,132	$1,822,940
Less: Average goodwill and other intangible assets	744,702	746,305	741,257	748,146	745,349	745,718	746,107
Average tangible common equity	$1,168,575	$1,073,691	$1,176,778	$1,160,373	$1,140,436	$1,118,414	$1,076,833

Return on average common equity *	(72.9)%	10.0%	(155.3)%	9.0%	10.6%	5.8%	9.9%
Return on average tangible common equity **	2.8%	17.0%	(9.3)%	15.0%	17.6%	9.7%	16.9%
* Calculated as net income - GAAP divided by average common equity. Annualized for partial-year periods.
** Calculated as tangible net income divided by average tangible common equity. Annualized for partial-year periods.

Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis):
Net interest income - GAAP	$207,156	$208,369	$101,983	$105,173	$106,709	$105,629	$103,475
Add: Tax equivalent adjustment	3,037	2,932	1,514	1,523	1,487	1,424	1,442
Net interest income (FTE)	210,193	211,301	103,497	106,696	108,196	107,053	104,917
Add: Current realized derivative gain (loss)	(2,140)	426	(1,250)	(890)	(127)	321	405
Adjusted net interest income (FTE)	$208,053	$211,727	$102,247	$105,806	$108,069	$107,374	$105,322

Average interest-earning assets	$11,567,032	$11,216,179	$11,590,453	$11,543,610	$11,609,823	$11,617,521	$11,345,559
Net interest margin (FTE) *	3.63%	3.78%	3.59%	3.68%	3.70%	3.70%	3.75%
Adjusted net interest margin (FTE) **	3.60%	3.79%	3.55%	3.65%	3.69%	3.71%	3.76%
* Calculated as net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.
** Calculated as adjusted net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

10-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At and for the six months ended:		At and for the three months ended:
	March 31, 2020	March 31, 2019	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(dollars in thousands except share and per share amounts)
Adjusted interest income and adjusted yield (fully-tax equivalent basis), on non-ASC 310-30 loans:
Interest income - GAAP	$229,679	$241,889	$111,970	$117,709	$124,923	$124,098	$121,528
Add: Tax equivalent adjustment	3,037	2,932	1,514	1,523	1,487	1,424	1,442
Interest income (FTE)	232,716	244,821	113,484	119,232	126,410	125,522	122,970
Add: Current realized derivative gain (loss)	(2,140)	426	(1,250)	(890)	(127)	321	405
Adjusted interest income (FTE)	$230,576	$245,247	$112,234	$118,342	$126,283	$125,843	$123,375

Average non-ASC 310-30 loans	$9,525,157	$9,525,498	$9,496,153	$9,554,161	$9,693,395	$9,699,433	$9,615,096
Yield (FTE) *	4.89%	5.15%	4.81%	4.96%	5.17%	5.19%	5.19%
Adjusted yield (FTE) **	4.84%	5.16%	4.75%	4.93%	5.17%	5.20%	5.20%
* Calculated as interest income (FTE) divided by average loans. Annualized for partial-year periods.
** Calculated as adjusted interest income (FTE) divided by average loans. Annualized for partial-year periods.

Efficiency ratio:
Total revenue - GAAP	$222,806	$243,312	$101,900	$120,906	$121,732	$116,395	$121,698
Add: Tax equivalent adjustment	3,037	2,932	1,514	1,523	1,487	1,424	1,442
Total revenue (FTE)	$225,843	$246,244	$103,414	$122,429	$123,219	$117,819	$123,140

Noninterest expense	$865,383	$113,686	$808,453	$56,930	$55,212	$56,000	$56,580
Less: Amortization of intangible assets and COVID-19 related impairment of goodwill and certain intangible assets	743,206	788	742,779	427	366	385	394
Tangible noninterest expense	$122,177	$112,898	$65,674	$56,503	$54,846	$55,615	$56,186

Efficiency ratio *	54.1%	45.8%	63.5%	46.2%	44.5%	47.2%	45.6%
* Calculated as the ratio of tangible noninterest expense to total revenue (FTE).

Tangible common equity and tangible common equity to tangible assets:
Total stockholders' equity	$1,153,464	$1,852,394	$1,153,464	$1,920,669	$1,900,249	$1,881,128	$1,852,394
Less: Goodwill and other intangible assets	6,703	745,947	6,703	749,481	745,197	745,563	745,947
Tangible common equity	$1,146,761	$1,106,447	$1,146,761	$1,171,188	$1,155,052	$1,135,565	$1,106,447

Total assets	$12,387,808	$12,830,162	$12,387,808	$12,851,665	$12,788,301	$12,954,896	$12,830,162
Less: Goodwill and other intangible assets	6,703	745,947	6,703	749,481	745,197	745,563	745,947
Tangible assets	$12,381,105	$12,084,215	$12,381,105	$12,102,184	$12,043,104	$12,209,333	$12,084,215

Tangible common equity to tangible assets	9.3%	9.2%	9.3%	9.7%	9.6%	9.3%	9.2%

Tangible book value per share:
Total stockholders' equity	$1,153,464	$1,852,394	$1,153,464	$1,920,669	$1,900,249	$1,881,128	$1,852,394
Less: Goodwill and other intangible assets	6,703	745,947	6,703	749,481	745,197	745,563	745,947
Tangible common equity	$1,146,761	$1,106,447	$1,146,761	$1,171,188	$1,155,052	$1,135,565	$1,106,447

Common shares outstanding	55,013,928	56,938,435	55,013,928	56,382,915	56,283,659	56,939,032	56,938,435
Book value per share - GAAP	$20.97	$32.53	$20.97	$34.06	$33.76	$33.04	$32.53
Tangible book value per share	$20.84	$19.43	$20.84	$20.77	$20.52	$19.94	$19.43

GREAT WESTERN BANCORP, INC.
Media and Investor Relations Contacts:
Peter Chapman, 605.373.3198
peter.chapman@greatwesternbank.com
Seth Artz, 605.988.9523
seth.artz@greatwesternbank.com
11-